Exhibit 99.1

TransAtlantic Petroleum Announces First Quarter 2018 Financial Results and Provides an Operations Update

Hamilton, Bermuda (May 9, 2018) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-American: TAT) (the “Company” or “TransAtlantic”) today announced the financial results for the quarter ended March 31, 2018 and provided an operations update. Additional information can be found on the Company’s website at http://www.transatlanticpetroleum.com.

Summary

•	The Company continues its marketing process with Tudor Pickering Holt & Co. with the expectation that it will receive indications of interest during the second quarter of 2018.
•	Revenues for the first quarter of 2018 were $16.9 million, as compared to $15.2 million for the fourth quarter of 2017 and $16.4 million for the first quarter of 2017.[1]
•	Operating income for the first quarter of 2018 was $4.8 million, as compared to $1.9 million for the fourth quarter of 2017 and $4.5 million for the first quarter of 2017.
•

Net loss from continuing operations was $1.8 million for the first quarter of 2018, as compared to $4.0 million in the fourth quarter of 2017 and $16.0 million in the first quarter of 2017, of which $15.2 million was from the sale of Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”).

•	Adjusted EBITDAX from continuing operations for the first quarter of 2018 was $8.3 million, as compared to $8.4 million for the fourth quarter of 2017 and $9.4 million for the first quarter of 2017.[2]
•

Average daily net sales volumes from continuing operations were approximately 2,885 barrels of oil equivalent per day (“BOEPD”) in the first quarter of 2018, as compared to 2,799 BOEPD in the fourth quarter of 2017 and 3,833 BOEPD in the first quarter of 2017.

•

The Company’s 2018 year-to-date daily net wellhead production is approximately 2,885 BOEPD, comprised of 2,760 barrels of oil per day (“BOPD”) and 0.7 million cubic feet of natural gas per day (“MMCFPD”).

•	Net debt as of March 31, 2018 was $8.2 million, as compared to $9.7 million as of December 31, 2017.[3]

[1]

Beginning January 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contacts with Customers (Topic 606), requiring transportation and processing expenses previously netted from revenue classified as expenses.

[2]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of the press release.
[3]

Net debt is a non-GAAP financial measure consisting of total debt as reflected on the Company’s balance sheet minus cash and cash equivalents as reflected on the Company’s balance sheet.  For March 31, 2018 total debt was $24.5 million and cash and cash equivalents was $16.3 million.  For December 31, 2017 total debt was $28.6 million and cash and cash equivalents was $18.9 million.

First Quarter 2018 Results of Continuing Operations

	For the Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net Sales:
Oil (MBBL)	248	246	314
Natural gas (MMCF)	67	68	184
Total net sales (MBOE)	260	258	345
Average net sales (BOEPD)	2,885	2,799	3,833
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$65.71	$59.90	$47.26
Oil ($/Bbl hedged)	$60.32	$59.90	$47.26
Natural gas ($/MCF)	$5.00	$4.41	$4.96

Total revenues were $16.9 million for the three months ended March 31, 2018, as compared to $15.2 million for the three months ended December 31, 2017 and $16.4 million for the three months ended March 31, 2017. The Company had a net loss from continuing operations of $1.8 million, or $0.04 per share (basic and diluted), for the three months ended March 31, 2018, as compared to a net loss from continuing operations of $4.0 million, or $0.08 per share (basic and diluted), for the three months ended December 31, 2017, and a net loss from continuing operations of $16.0 million, or $0.34 per share (basic and diluted), for the three months ended March 31, 2017, of which $15.2 million was from the sale of TBNG. Capital expenditures and seismic and corporate expenditures totaled $5.2 million for the three months ended March 31, 2018, as compared to $3.2 million for the three months ended December 31, 2017 and $6.5 million for the three months ended March 31, 2017.

Adjusted EBITDAX from continuing operations for the three months ended March 31, 2018 was $8.3 million, as compared to $8.4 million for the three months ended December 31, 2017 and $9.4 million for the three months ended March 31, 2017.

Operational Update

Southeastern Turkey.

Selmo

In January 2018, the Company spud the Selmo-81H2 well, which is the first of a six-well Selmo development program. Completion is ongoing, and the Company expects to commence production in the second quarter of 2018. The Company expects to resume drilling in the Selmo field in the third quarter of 2018.

Bahar

The Company expects to drill one development well in the Bahar field in 2018. The Company may drill an additional Bahar development well in the fourth quarter of 2018, contingent on financing.

Molla

In March 2018, the Company spud the Yeniev-1 exploration well, targeting the Bedinan, Hazro, and Mardin formations. The Company expects to complete drilling operations on the well in the second quarter of 2018. The Company has completed 3-D on the eastern Molla Block extension. The Company expects to complete processing of this data in the second quarter of 2018. The Company expects to complete interpretation and analysis in the third quarter of 2018.

Northwestern Turkey. The Company continues to evaluate its prospects in the Thrace Basin, in light of the recent positive production test results at the Yamalik-1 exploration well, operated by Valeura Energy Inc. (“Valeura”) with their partner Statoil Banarli Turkey B.V. (“Statoil”). The Yamalik-1 exploration well is directly adjacent to the Company’s 120,000 net acres in the Thrace Basin of which it believes approximately 50,000 net acres (100% working interest, 87.5% net revenue interest) is analogous to the Valeura and Statoil acreage. The Company expects to resume production operations on its Yildurm-1 well on the Temrez license in 2018. Contingent on financing, the Company may commence a three-well drilling program on its Temrez license starting in the fourth quarter of 2018.

Bulgaria. The Company has prepared plans to side track and re-drill the Devinci R-1 well, which it plans to commence during 2018, contingent on financing.

The Company’s 2018 year-to-date daily net wellhead production has been approximately 2,885 BOEPD, comprised of 2,760 BOPD and 0.7 million MMCFPD.

2018 Annual Meeting

The Company will host its 2018 Annual Meeting of Shareholders on Tuesday, June 19th at 10:00 a.m. Central time (11:00 a.m. Eastern time) in the ballroom of the Warwick Melrose Hotel, which is located at 3015 Oak Lawn Ave, Dallas, Texas, 75219. After the meeting, the Company will offer an audio recording of the Annual Meeting. To listen to the audio recording, please visit the Company’s website at www.transatlanticpetroleum.com, click on “Investors” and select “Annual Meeting.”

Conference Call

On January 16, 2018, the Company announced the formation of a strategic committee of the board of directors and the engagement of a financial advisor to market the Company and explore strategic alternatives to increase shareholder value. The marketing process is ongoing, and the Company expects to receive indications of interest during the second quarter of 2018. Therefore, the Company has decided not to hold an earnings call to discuss its results for the first quarter of 2018.

Quarterly Report on Form 10-Q

On May 9, 2018, the Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended
	March 31, 2018	Dec 31, 2017	March 31, 2017
Revenues:
Total revenues	$16,926	$15,187	$16,436
Costs and expenses:
Production	2,869	3,451	3,087
	1,193	–
Exploration, abandonment and impairment	40	685	106
Cost of purchased natural gas	–	–	568
Seismic and other exploration	159	1,677	15
General and administrative	3,337	3,514	3,590
Depreciation, depletion and amortization	4,459	3,901	4,497
Accretion of asset retirement obligations	46	46	48
Total costs and expenses	12,103	13,274	11,911
Operating income (loss)	4,823	1,913	4,525
Other (expense) income:
Loss on sale of TBNG	–	–	(15,226)
Interest and other expense	(2,782)	(1,857)	(2,371)
Interest and other income	254	435	293
Gain (loss) on commodity derivative contracts	(725)	(2,151)	988
Foreign exchange (loss) gain	(2,058)	(806)	(2,123)
Total other expense	(5,311)	(4,379)	(18,439)
Loss from continuing operations before income taxes	(488)	(2,466)	(13,914)
Income tax expense	(1,287)	(1,573)	(2,135)
Net loss	(1,775)	(4,039)	(16,049)
Other comprehensive income (loss):
Foreign currency translation adjustment	(2,343)	(6,278)	20,919
Comprehensive income (loss)	$(2,343)	$(6,278)	$20,919

Net loss per common share
Basic net loss per common share
Continuing operations	$(0.04)	$(0.08)	$(0.34)
Weighted average common shares outstanding	50,374	50,319	47,298
Diluted net loss per common share
Continuing operations	$(0.04)	$(0.08)	$(0.34)
Weighted average common and common equivalent shares outstanding	50,374	50,319	47,298

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended Mar 31,
	2018	2017
Net cash provided by operating activities from continuing operations	$7,810	$1,859
Net cash provided by (used in) investing activities from continuing operations(1)	(7,014)	11,241
Net cash used in financing activities from continuing operations	(4,125)	(11,379)
Effect of exchange rate changes on cash	(716)	(369)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$(4,045)	$1,352

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	March 31, 2018	December 31, 2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$16,251	$18,926
Accounts receivable, net
Oil and natural gas sales	15,554	15,808
Joint interest and other	1,569	1,576
Related party	1,269	1,023
Prepaid and other current assets	4,957	3,866
Inventory	7,158	7,494
Total current assets	46,758	48,693
Property and equipment:
Oil and natural gas properties (successful efforts method)
Proved	194,577	193,647
Unproved	19,359	24,445
Equipment and other property	14,223	14,075
	228,159	232,167
Less accumulated depreciation, depletion and amortization	(127,894)	(129,183)
Property and equipment, net	100,265	102,984
Other long-term assets:
Other assets	571	2,247
Note receivable - related party	6,507	6,726
Total other assets	7,078	8,973
Total assets	$154,101	$160,650
LIABILITIES, SERIES A PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,082	$4,853
Accounts payable - related party	4,554	3,141
Accrued liabilities (1)	11,131	10,014
Derivative liability	1,633	2,215
Asset retirement obligations - Current	2	–
Loans payable	15,100	15,625
Total current liabilities	37,502	35,848
Long-term liabilities:
Asset retirement obligations	4,680	4,727
Accrued liabilities	8,721	8,810
Deferred income taxes	19,161	19,611
Loans payable	9,400	13,000
Total long-term liabilities	41,962	46,148
Total liabilities	79,464	81,996
Commitments and contingencies
Series A preferred shares, $0.01 par value, 426,000 shares authorized; 426,000 shares issued and outstanding with a liquidation preference of $50 per share as of March 31, 2018 and December 31, 2017, respectively	21,300	21,300
Series A preferred shares-related party, $0.01 par value, 495,000 shares authorized; 495,000 shares issued and outstanding with a liquidation preference of $50 per share as of March 31, 2018 and December 31, 2017, respectively	24,750	24,750
Shareholders' equity:
Common shares, $0.10 par value, 100,000,000 shares authorized; 50,383,870 shares and 50,319,156 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	5,038	5,032
Treasury stock	(970)	(970)
Additional paid-in-capital	575,506	575,411
Accumulated other comprehensive loss	(127,109)	(124,766)
Accumulated deficit	(423,878)	(422,103)
Total shareholders' equity	28,587	32,604
Total liabilities, Series A preferred shares and shareholders' equity	$154,101	$160,650

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDAX (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Net loss from continuing operations	$(1,775)	$(4,039)	$(16,049)
Adjustments:
Interest and other, net	2,528	1,422	2,078
Current and deferred income tax expense	1,287	1,573	2,135
Exploration, abandonment, and impairment	40	685	106
Seismic and other exploration expense	159	1,677	15
Foreign exchange loss (gain)	2,058	806	2,123
Share-based compensation expense	101	136	136
(Gain) loss on commodity derivative contracts	725	2,151	(988)
Cash settlements on commodity derivative contracts	(1,339)	-	-
Accretion of asset retirement obligation	46	46	48
Depreciation, depletion, and amortization	4,459	3,901	4,497
Loss on sale of TBNG	-	-	15,226
Net other items	-	-	30
Adjusted EBITDAX from continuing operations	$8,289	$8,358	$9,357

Adjusted EBITDAX from continuing operations (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net loss from continuing operations plus interest and other, net, current and deferred income tax expense, exploration, abandonment, and impairment, seismic and other exploration expense, foreign exchange loss (gain), share based compensation expense, loss (gain) on commodity derivative contracts, cash settlements on commodity derivative contracts, accretion of asset retirement obligation, depreciation, depletion, and amortization, loss on sale of TBNG, and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion, and amortization and impairment of oil and natural gas properties and exploration expenses, among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from continuing operations prepared in accordance with GAAP. Net income or income from continuing operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the marketing of the Company, the Company’s drilling program, the evaluation of the Company’s prospects in the Thrace Basin in Turkey, the Molla Area of Southeast Turkey, and Bulgaria, the drilling, completion, and cost of wells, the production and sale of oil and natural gas, the holding of an earnings conference call, and the issuance of an operations update, as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet of natural gas (“MCF”) to one stock tank barrel, or 42 U.S. gallons liquid volume (“BBL”), of oil. A BOE conversion ratio of six MCF to one BBL is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com